UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 28, 2007

INTERNATIONAL MONETARY SYSTEMS, LTD.
(Exact Name of Registrant as Specified in Charter)

WISCONSIN	000-30853	39-1924096
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16901 West Glendale Drive New Berlin, Wisconsin	53151
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 262-780-3640

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Monetary Systems, Ltd.

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 2.01.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 28, 2007 International Monetary Systems, LTD (IMS) rescinded the original Asset Purchase Agreement filed on September 5, 2007 for the acquisition of the assets of Kansas Trade Exchange (KTE) of Wichita, Kansas.  The original Asset Purchase Agreement was replaced with two new agreements between IMS and KTE and IMS and Hayes and Brenda Crenshaw. The effective date remains September 30, 2007. The purchase price remains $600,000. The terms are a note payable to KTE  for $300,000, and 57,664 shares of IMS stock guaranteed by IMS to a value of $57,664 ($1.00 per share) to be issued on January 15, 2008. In addition, 242,336 shares of IMS stock guaranteed to a value of $242,336 ($1.00 per share) will be issued to Hayes and Brenda Crenshaw. The shares will be issued in three installments – 80,000 shares on January 15, 2008, 80,000 shares on January 15, 2009 and 82,336 shares on January 15, 2010.  The assets acquired are unchanged and included the membership list, accounts receivable, computers, furniture, and other office equipment. The full text of the Rescission Agreement and the Asset Purchase Agreements are attached to this Form 8-K as Exhibits 99.1, 99.2 and 99.3.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired: Not applicable

(b)           Exhibit:  99.1 – Rescission Agreement between IMS and KTE
Exhibit:  99.2 - Asset Purchase Agreement between IMS and KTE
Exhibit:  99.3 - Asset Purchase Agreement between IMS and the Crenshaw’s

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

International Monetary Systems, Ltd.
(Registrant)

Date: October 2, 2007	By: /S/ Danny W Weibling Danny W Weibling Chief Financial Officer and Treasurer